Exhibit 99.1 Brookdale Reports December 2021 Occupancy Nashville, Tenn., January 10, 2022 – Brookdale Senior Living Inc. (NYSE: BKD) reported today its consolidated occupancy for December 2021. 2020 2021 Occupancy Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Weighted avg. % 71.5% 70.0% 69.4% 69.4% 69.9% 70.5% 71.2% 72.0% 72.5% 73.0% 73.3% 73.5% 73.6% Month-end % 71.5% 70.4% 70.1% 70.6% 71.1% 71.6% 72.6% 73.3% 73.7% 74.2% 74.5% 74.3% 74.5% December 2021 Observations:  December was the 10th consecutive month of weighted average occupancy growth and it was also the first December since 2012 (nine years) to deliver sequential occupancy growth.  Fourth quarter weighted average occupancy increased 100 bps, compared to third quarter.  Positive year-over-year quarterly weighted average occupancy growth for the first time since the pandemic began. About Brookdale Senior Living Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. The Company is committed to its mission of enriching the lives of the people it serves with compassion, respect, excellence and integrity. The Company operates independent living, assisted living, and Alzheimer’s and dementia care communities. Through its comprehensive network, Brookdale helps to provide seniors with care and services in an environment that feels like home. The Company’s expertise in healthcare, hospitality and real estate provides residents with opportunities to improve wellness, pursue passions and stay connected with friends and loved ones. Brookdale operates and manages 679 communities in 41 states as of December 31, 2021, with the ability to serve more than 60,000 residents. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or Twitter. Kathy MacDonald, SVP Investor Relations • 615-505-1968 • email: Kathy.macdonald@brookdale.com 65% 70% 75% Dec 2020 Jan 2021 Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Average for Month Month-end Weighted average 1Q 2021 69.6% 2Q 2021 70.5% 3Q 2021 72.5% 4Q 2021 73.5% Brookdale’s Consolidated Occupancy